Exhibit 10.26

AMENDMENT NUMBER ONE

TO THE

BROADRIDGE FINANCIAL SOLUTIONS, INC.

CHANGE OF CONTROL SEVERANCE PLAN FOR CORPORATE OFFICERS

WHEREAS, Broadridge Financial Solutions, Inc. (the “Company”) maintains the Broadridge Financial Solutions, Inc. Change of Control Severance Plan for Corporate Officers (the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors (the “Board”) may amend the Plan at any time, provided that in no event shall any amendment reducing the benefits provided under the Plan be effective until at least six months after the date of the applicable action by the Board; and

WHEREAS, the Company wishes to amend the Plan in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), which amendment is not intended to reduce benefits but rather is intended to avoid adverse tax consequences under Section 409A.

NOW, THEREFORE, effective December 31, 2008, the Plan is hereby amended as follows:

1.	The first sentence of Section 1.1(b) of the Plan is hereby amended to insert “subject to the six-month delay provided in Section 6.9” at the end thereof.

2.	Section 1.2(a) is hereby amended to insert the following at the end thereof:

“Notwithstanding anything to the contrary herein, in no event shall such stock options be exercised beyond their stated term.”

3.	Section 1.3 of the Plan is hereby amended to insert the following sentence at the end thereof:

“The reduction of the Payments, if applicable, shall be made by reducing the payments and benefits under the following sections in the following order: (i) Section 1.2; and (ii) Section 1.1.”

4.	Section 3.8 of the Plan is hereby amended to insert the following sentence at the end thereof:

“The Company shall pay to the Participant any amounts due pursuant to this Section 3.8 within 30 days of such final order.”

5.	The Plan is hereby amended to include a new Section 6.9 to read as follows:

“6.9. Code Section 409A.

(a)

Although the Company does not guarantee to a Participant any particular tax treatment relating to the payments and benefits made in accordance with the Plan, it is intended that such payments and benefits be exempt from, or comply with, Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”).

(b)

A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If a Participant is deemed on the Qualifying Termination to be a “specified employee” (within the meaning of that term under Code Section 409A(a)(2)(B) and determined using any identification methodology and procedure selected by the Company from time to time, or, if none, the default methodology and procedure specified under Code Section 409A), then with regard to any payment or the provision of any benefit that is specified as subject to this Section, such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (B) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 6.9 shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)

With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided, that the foregoing clause; and (ii) such payments shall be made on or before the last day of the Participant’s taxable year following the taxable year in which the expense was incurred.

(d)

Whenever a payment under this Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.”

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